Exhibit 16


February 27, 1997

Securities and Exchange Commission
Mail Stop 9-5
Washington, D.C. 20549

Dear Sirs/Madam:

We have read and concurred with Item 4 of Form 8-K/A of Telesoft Corp. (the "Registrant") as filed with the Securities and Exchange Commission on February 27, 1997.

Sincerely,

/s/ Semple & Cooper, P.L.C.

Semple & Cooper, P.L.C.